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                       [PLANTE & MORAN, LLP LETTERHEAD]


                                                                EXHIBIT 23(a)



                       CONSENT OF INDEPENDENT AUDITORS


Riviera Tool Company:

We consent to the incorporation by reference in this Registration Statement of Riviera Tool Company on Form S-3 of our report dated October 17, 1997 on the financial statements of Riviera Tool Company, appearing in the Annual Report of Form 10-K of Riviera Tool Company for the year ended August 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                                            Plante & Moran, LLP

Grand Rapids, Michigan
April 22, 1998